                                                                    Exhibit 11.1
                                                                    ------------

            EVANS & SUTHERLAND COMPUTER CORPORATION AND SUBSIDIARIES

                Computation of Weighted Average Number of Shares
                      Used in Computing Earnings Per Share

    Years ended December 31, 1993, December 25, 1992, and December 27, 1991

                                                   1993       1992       1991
                                                 ---------  ---------  ---------
Weighted average number of shares outstanding    8,256,331  8,780,051  8,863,075

Add weighted average shares issuable
 from assumed exercise of options (as
 determined by the application of the
 treasury stock method)                                  -          -          -
                                                 ---------  ---------  ---------
Weighted average number of shares, as adjusted   8,256,331  8,780,051  8,863,075
                                                 =========  =========  =========